EXHIBIT 99.1

ONSTREAM MEDIA CORPORATION

SPECIAL MEETING OF SHAREHOLDERS
___________________, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ONSTREAM MEDIA CORPORATION.

The undersigned hereby appoints Randy S. Selman proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Onstream Media Corporation held of record by the undersigned on _________________, 2008 at the Special Meeting of Shareholders to be held at ________________________________________________, on _____________, ___________________, 2008 at ___ p.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.
Proposal to issue shares of Onstream common stock and Contingent Value Rights in connection with the Merger contemplated by the Agreement and Plan of Merger, dated May 29, 2008, by and among Onstream, Onstream Merger Corp., a Delaware corporation and wholly owned subsidiary of Onstream ("Merger Sub"), Narrowstep Inc., a Delaware corporation ("Narrowstep"), and W. Austin Lewis IV, as Representative of the Narrowstep stockholders (the "Original Merger Agreement"), as amended by First Amendment to the Agreement and Plan of Merger (the "First Merger Agreement Amendment"), dated as of August 13, 2008 and as amended by Second Amendment to the Agreement and Plan of Merger (the "Second Merger Agreement Amendment"), dated as of September 12, 2008 (as amended, the “Merger Agreement”).

☐FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to adopt an amendment to Onstream's Articles of Incorporation to increase the number of authorized shares of common stock to 150,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To elect a Board of Directors consisting of seven members to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees: Randy S. Selman, Alan M. Saperstein, Leon Nowalsky, Robert J. Wussler, Charles C. Johnston, Clifford Friedland and Carl L. Silva.

☐ FOR all nominees	☐ WITHHOLD AUTHORITY	☐ FOR all nominees, except as
noted : _________________
Nominee exception

4.	To ratify the appointment of Goldstein Lewin & Co. as the independent auditors of Onstream for the fiscal year ending September 30, 2008.

☐FOR	☐ AGAINST	☐ ABSTAIN

5.
Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of common stock and Contingent Value Rights in connection with the Merger and the amendment to Onstream's Articles of Incorporation to increase its authorized capital.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF 2008 SPECIAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

(Signature)	(Date)

(Signature if jointly held)	(Date)

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY.

THANK YOU.